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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 10-SB/A

                                 AMENDMENT NO. 1

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                  of Small Business Issuers Under Section 12(b)
                     or 12(g) of The Securities Act of 1934



                            CARIBBEAN VENTURES, INC.
                 (Name of Small Business Issuer in Its Charter)


               NEVADA                                            86-0871787
   (State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)

      11878 N. SAGUARO BLVD. #E
          FOUNTAIN HILLS, AZ                                        85268
(Address of Prinicpal Executive Offices)                          (Zip Code)


                                  602-837-4969
                           (Issuer's Telephone Number)

           Securities to be registered under Section 12(b) of the Act:

                                     (NONE)

           Securities to be registered under Section 12(g) of the Act:

        TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
        -------------------                       ------------------------------
            Common Stock                                     OTC BB


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
EXPLANATORY NOTE:

Unless otherwise indicated or the context otherwise requires, all references herein to the "Company" are to Caribbean Ventures, Inc., a Nevada corporation. The Company is filing the Form 10-SB voluntarily.

Information presented within our report contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will," "anticipates," "estimates," "believes," or that by statements indicating certain actions "may," "could," or "might" occur.

ITEM 1. DESCRIPTION OF BUSINESS.

The Company was originally incorporated under the name, Dom Caribe, Ltd. in the State of Nevada on April 28th, 1997. The Company was formed to locate and purchase a piece of property or properties in the Caribbean, (Belize) for development of a Scuba Dive Resort/Facility. On May 1, 1997, the Company authorized 3,000,000 shares of its common stock, par value $0.01, to be issued in consideration for services rendered to the Company.

On July 1st, 1998, the Board of Directors changed the name from Dom Caribe, Ltd., to Caribbean Ventures, Inc.

In the second quarter of 1997, management located a piece of property, known as the Sittee River Estates, Ltd., a 12,000+ acre estate in Belize, Central America, and began negotiating through Mr. John Burks of Regent Real Estate, Belize City, Belize and Mr. K.C. Dunn, one of the Officers/Directors of Sittee River Estates.

Even though the Issuer and the seller were unable to mutually agree upon a price and terms, management continues dialog with the principals. Currently, there are no agreements or pending transactions under consideration. Management's most recent discussions with the Sittee River Estates parties involved the purchase of a portion of the property or development.

In October of 1998. Mr. Gilbrech traveled to Belize at his own expense to survey additional opportunities for development in Belize as well as other Caribbean locations. Currently, there are no agreements or pending transactions under consideration with other Caribbean locations.

On October 18th, 1998 the initial President/Director Robert E. Nicholson, agreed to resign and subsequently transferred 100% of his shares to the current President/Director, Donna T. Harper upon her appointment for the consideration of $1.00. It was agreed that Ms. Harper's expertise in the Real-Estate/Mortgage business would benefit the Company in its efforts in the Caribbean.

The Company's employees as of May 1st, 1999, consist of two executive officers. Each executive officer and director devotes only part-time to the affairs of the Company and serves without compensation. The President of the Company currently devotes approximately ten hours per month to the affairs of the Company.
Management provides all secretarial and clerical services to the Company. Management believes such arrangements are currently adequate to accommodate the limited level of operations at this time.

Other than as set forth, the Company has not been a party to any bankruptcy, receivership, reorganization, readjustment or similar proceedings. The Company has virtually no assets, tangible or intangible and did not generate any revenues from the date of inception through the fiscal year ended April 30th, 1999. The Company had no backlog of orders for goods or services and did not make any material expenditure for research or development during this same period.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Management intends to continue to utilize its existing network of business and personal contacts to identify properties in the target areas of Belize and the Caribbean. The Company has no plans for the solicitation of potential investors until such time the Company has acquired a parcel of land that suites it's business plan.

The Company has oral agreements with (but not limited to) Mr. John Burks of the Regents Real Estate firm in Belize City, Belize to continue to pursue the potential purchase of Sittee River Estates, Ltd., and to locate additional potential Caribbean Ocean frontage property.

The Company reserves the right, at the discretion of management, to consult with additional Real Estate Agents and/or professional service providers in the future, and if warranted, management reserves the right to employ/contract said Real Estate Agents and or professional service providers on an as needed basis. Management also understands the need for local expertise in all aspects of its ventures and from time to time may rely on said expertise.

Management may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. This policy is and understanding among management. There is no current policy based upon a corporation bylaw, a board or shareholder resolution or an agreement or understanding among management, nor is management aware of any circumstances under which such a policy would be changed or added.

Although it is not the intent at this time, Management reserves the right to transfer controlling interest of the company should a potential acquisition of a property or project warrant such action. In the event of a sale of shares presently held by officers and/or directors of the Company, whether such sales constitutes controlling interest, or a portion thereof, the terms of such sale shall also be afforded to all other shareholders of the Company. Current management understands that shares in such a transaction will be restricted shares, however, no merger candidate of this type currently exists.

The Issuer does not have current arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs. Non-management shareholders may at anytime exercise their voting rights. However, said shareholders do not hold a quorum to affect the outcome of an election.

The Issuer, at the discretion of management, should it be deemed necessary, reserves the right to pay a form of consideration in cash, common stock, or a combination of both. It is understood, Finder's fees range from 2% to 10% of a transaction amount. The Issuer has no finders Fee Agreement in place at this time. The Company agreement with Mr. Burk's is a normal Real Estate Agent Agreement with the agent's commissions paid by seller, should a transaction occur.

Currently, the Issuer does not have any loan agreements in place. The Issuer's criteria used to determine weather to make loans will be solely based upon the beneficial interest of the Issuer and its shareholders, and is to be determined on a per case basis.

The conduct of the Company's business may require the availability of additional funds from time to time. The Company may raise the necessary additional funds through the private placement or other offerings of equity and/or debt securities. No funds have been committed to the Company, and there can be no assurance that the necessary additional capital will be raised when needed. However, the Issuer will not borrow funds and use the proceeds therefrom to make payments to the Company's promoters, management or their affiliates or associates. At present, the issuer has no plans to raise additional funds in the next 12 months. The issuer does not expect any significant purchase or sale of equipment or other assets, nor significant changes in employees in the near future.

The Issuer understands that it may incur additional cost/expense relating to the preparation of certified financial statements as obligated under the Securities Exchange Act of 1934. Likewise, the owner of a property or project in which the Issuer wishes to acquire, should take same under consideration along with appropriate Corporate counsel before entering into negotiations with the issuer.

                              YEAR 2000 DISCLOSURE

The Company has reviewed the uncertainties associated with Year 2000 consequences as they may apply to its operating results and financial condition, particularly in it's filings with the Commission. The Company believes there is no material event or uncertainty that represents a cost or consequence that is reasonably expected to affect its operations or financial condition, or cause the reported financial information not to be necessarily indicative of future operating results or future financial conditions.

The Company relies solely on systems with strict Year 2000 compliance regulations in place, such as financial institutions and telecommunication companies, of which it is reasonable to conclude these institutions are addressing these compliance issues to the best of their abilities. Furthermore, any short-term disruption in services provided by these institutions will not adversely affect the company's operations or financial condition.

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other

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date, resulting in errors when  information-using  year 2000 dates is processed.
In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

ITEM 3. DESCRIPTION OF PROPERTY.

The Issuer presently occupies 100 sq. ft. of office space supplied by the President, Donna T. Harper, at no cost to the Issuer and is adequate for present business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The number and percentage of the shares of Common Stock owned of record and beneficially by each officer and director of the Issuer and by all officers and directors of the issuer as a group are as follows:


TITLE OF         NAME AND ADDRESS              NUMBER OF SHARES OF     PERCENTAGE OF
 CLASS           BENEFICIAL OWNER              COMMON STOCK OWNED    COMMON STOCK OWNED
 -----           ----------------              ------------------    ------------------
 Common      Donna T. Harper                        1,327.000               44.23%
             7170 E. McDonald Dr.#4
             Scottsdale, AZ 85253

 Common      Earl P. Gilbrech                       1,325,000               44.16%
             503 E. Belmont
             Phoenix, AZ 85068

 Common      All Officers and Directors as
             a Group (two (2) individuals)          2,652,000               88.39%

FOOTNOTE:

         BENEFICIAL OWNERS HAVE NO RIGHTS TO ACQUIRE SECURITIES FROM OPTIONS, WARRANTS, RIGHTS, CONVERSION PRIVILEGES OR SIMILAR OBLIGATIONS WITHIN THE NEXT 60 DAYS.

         CURRENTLY THE COMPANY HAS NO SHARE AGREEMENT REGARDING SHARED VOTING POWER OVER MANAGEMENT SHARES. EACH SHAREHOLDER HAS "SOLE INVESTMENT POWER AND SOLE VOTING POWER".

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:


        NAME                                AGES                 POSITION
        ----                                ----                 --------
Donna T. Harper                              55           President - Director
7170 E. McDonald Dr.#4
Scottsdale, AZ 85253

Earl P. Gilbrech                             54           Sec./Treas -- Director
503 E. Belmont
Phoenix, AZ 85068


The principal occupation and business experience during the last five years for each of the present directors and executive officers of the Issuer are as follows:

DONNA T. HARPER IS THE PRESIDENT AND DIRECTOR OF THE ISSUER.

From 1994 through 1996, Ms. Harper was an instructor at the Professional Institute of Real Estate and taught a number of Real Estate classes on a part time basis.

Also during 1994 to 1996, Ms. Harper worked for Wall Street Mortgage in Phoenix, Arizona as a senior loan officer and ADOBE Financial Corporation in Fountain Hills, Arizona as a senior loan officer. In 1996, Ms. Harper founded and owns 51% of National Mortgage Executives, Inc., located in Scottsdale, Arizona, of which she is the current CEO.

Ms. Harper, since 1990, has also been Real Estate Broker of record for her own Arizona Real Estate Firm. She is sole-proprietor. The Firm lists and sells both Commercial and Residential property in the Phoenix area.

EARL P. GILBRECH IS THE SECRETARY/TREASURER AND A DIRECTOR OF THE ISSUER.

Earl P. Gilbrech is currently, or has been, a Director or Officer for over fourteen Central American, Canadian and United States firms. He has also been employed as a consultant for a number of firms world wide for trade negotiations. Mr. Gilbrech has over 30 years of domestic and international sales and marketing experience in the financial services industry as well as the real estate development industry.

The following are a list of companies Mr. Gilbrech is currently a director of, or has been a director of during the past five years.

         American  International  Investors,  Ltd.,  (currently a  director).  A
         consulting   company   in   Hotel-Motel    management   and   marketing
         (advertising, travel and promotions).

         National Mortgage Executives, Inc. (currently a director). A mortgage brokerage firm with approximately 5% in commercial and 95% in residential loans. American Liquor & Tobacco, Ltd., (currently a director). A import/export marketing company.

         Caribbean Casinos, Ltd., (currently a director). A casino consulting company for interested individuals or groups interested in Caribbean casino ventures.

         Fenton-Gray, Inc. (former director) A wholesale phone card company. Mr. Gilbrech resigned as director in 1998.

The officers and directors may be deemed parents and promoters of the Issuer as those terms are defined by the Securities Act of 1933, as amended. All directors hold office until the next annual stockholders' meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and qualified. Officers of the Issuer serve a the will of the Board of Directors.

There are no agreements or understandings for any officer or director of the Issuer to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.

The  current  management,  Donna  T.   Harper-President/Director   and  Earl  P.
Gilbrech-Secretary/Treasurer/Director, are the only persons whose activity will materially affect the operations of the Company.

ITEM 6. EXECUTIVE COMPENSATION.

Currently, the Issuer has no stock option plans, retirement pension, profit sharing, insurance or medical reimbursement plans or programs covering its officers and directors, and does not contemplate implementing any such plans under which the Company's securities may be issued to management, promoters or their affiliates or associates. The Issuer is unaware of any circumstances under which the policy will change. However, Management reserves the right to initiate such plans or programs at its discretion, and will be solely based upon the beneficial interest of the Issuer and its shareholders.

The Issuer is not a party to any employment agreements. No advances have been made or are contemplated to be made by the issuer to any of its officers or directors. For the fiscal year ended April 30th 1998 and the period through the date hereof, the issuer paid no compensation or consulting fees to its executive officers as a group.

No remuneration has been paid to or is contemplated for officers and directors except reimbursement for out-of-pocket expenditures for activities on the Issuer's behalf. None of the officers and directors currently anticipates devoting more than 10% of his or her time to Issuer activities.

Repayment of the director's out-of-pocket expenditures for activities on the Issuer's behalf by a potential property or project owner, will not be criteria for consideration. There will be no finder's fees or other acquisition related compensation paid to officers, directors, promoters or their affiliates or associates from revenues or other funds from an owner of an acquisition property or project, or by the issuance of debt or equity of such an entity. Such a policy might present conflicts of interest and therefore will not be considered.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

There will be no finder's fees or other acquisition related compensation paid to officers, directors, promoters or their affiliates or associates from revenues or other funds from an owner of an acquisition property or project, or by the issuance of debt or equity of such an entity. Such a policy might present conflicts of interest and therefore will not be considered.

Currently, the understanding among management is there is no present potential for direct or indirect ownership interest in any possible acquisition property or project with any business or company in which the Company's promoters, management or their affiliates or associates have an ownership interest. Management is unaware of any circumstances under which such understanding would change.

The Issuer is not presently, nor does it intend to engage in Related Party Transactions. Under no circumstance is management to contemplate such a transaction due to conflict of interest issues that may arise.

ITEM 8. DESCRIPTION OF SECURITIES.

The Company had 3,000,000 shares of common stock issued and outstanding as of December 31,1998. The stock was issued on May 1, 1997, in consideration for maintaining the entity and services involved in reviewing potential business opportunities.

The Articles of Incorporation of the Issuer, authorized the issuance of 25,000,000 shares of common stock, $.001 par value with no preferred stock authorized or issued. The common stock carries no pre-emptive or subscription rights and is not redeemable. Each share of common stock is entitled to one vote, however, cumulative voting in the election of directors is denied. The shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. The shares of common stock upon issuance are fully paid and non-assessable by the Issuer. The Board of Directors may, in its discretion, issue preferred stock and debt securities with such terms and conditions as it may decide, without shareholder approval.

Stockholders shall have an opportunity to approve or consent to any particular stock buy-out transaction, and/or any other matter coming before a meeting of stockholders as set forth in Article II section 2.7 through 2.10 of the Corporate Bylaws. See Exhibit (2).


                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.

Currently  there is no established  public trading  market.  As of December 31st
1998, there were (31), thirty-one shareholders, holding 3,000,000 shares of common stock.

There have been no cash dividends declared to date nor expected in the immediate future. However, there are no restrictions in place to limit the ability to pay any dividends, presently there are no securities being offered. Furthermore there are no outstanding options or warrants to purchase or securities convertible into common equity of the registrant.

Both of the Officers and Directors, and several non-management shareholders, representing 2,956,000 shares or 98.5% of the issued and outstanding stock have executed and delivered "Lock-up" Letter Agreements, affirming that they will not sell their respective shares of the Company's common stock until such time as the Company has successfully consummated the acquisition of a property or project.

The Remaining shareholders hold 44,000 shares or 1.5% of the issued and outstanding stock which are shares subject to Rule 144.

Shares Eligible for Future Sale Of the issued and outstanding shares, are subject to resale restrictions and, unless registered under the Securities Act of 1933 (the "Act") or exempted under another provision of the Act, will be ineligible for sale in the public market. Sales may be made after two years from their acquisition in accordance with Rule 144 promulgated under the Act. In general, Rule 144 permits a person (or persons whose shares are aggregated) who has beneficially owned shares that were acquired privately (either directly from the Company or from an Affiliate of the Company) for at least two years, or who is an Affiliate of the Company, to sell within any three-month period, a number of such shares that does not exceed the greater of 1% of the then-outstanding shares of the Company's Common Stock, or the average weekly trading volume in the Company's common stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an Affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least three years, is entitled to sell all such shares under Rule 144 without regard to the volume limitations, current public information requirements, manner of sale provisions, or notice requirements. Sales of substantial amounts of the Common Stock of the Company in the public market could affect prevailing market prices adversely.

It is the obligation of the issuer to ensure that no state laws are violated through the further sale of its securities. Investors may not be able to resell their securities in certain states, should state or federal regulators deem the Issuer a "Blank-Check" Company. Although management believes the proposed business activities do not classify it as a "Blank-check" company, the following state "Blue Sky Laws" are disclosed as they pertain to "Blank-check" companies for states where current Shareholders reside.

ARIZONA - "Blank Check" companies are generally prevented from registering as IPO's in Arizona by virtue of the state's "merit review" securities laws, specifically, ARS Sections 44-1894.A.7, and 44-1921.1 & 3. There is no comparable, absolute prohibition against resales of such securities in AZ; however, as a practical matter, they would have to avail themselves of one of the various exemptions found under 44-1843 & 1844, in order to so.
(ARIZONA STATE SECURITIES DIVISION, PHOENIX, AZ, (602) 542-4242)

CALIFORNIA - "Blank Check" companies are prohibited from any resales of such securities. (CALIFORNIA DEPARTMENT OF CORPORATIONS, SACRAMENTO, CA, (916) 445-7205)

NEW YORK - There are no State Regulations governing the resale of securities of "Blank Check" companies. (NEW YORK DEPT. OF LAW, BUREAU OF INVESTOR PROTECTION AND SECURITIES, NEW YORK, NY (212) 416-8200)

OREGON - "Blank Check" companies are prohibited from private transactions, but the state of Oregon permits unsolicited transactions though a Broker/Dealer. (OREGON DEPARTMENT OF CONSUMER & BUSINESS SERVICES, DIVISION OF FINANCE AND CORPORATE SECURITIES, SALEM, OR, (503) 378-4387)

WASHINGTON - There are no State Regulations governing the resale of securities of "Blank Check" companies. (WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS SECURITIES DIVISION, OLYMPIA, WA, (360) 902-8760).

U.S. Securities and Exchange Commission ("SEC") regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction in a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are eventually included on the NASDAQ SmallCap Market and have certain price and volume information provided on a current and continuing basis or meet certain public float minimum net tangible assets and revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions.

There has been no public trading market for the Company's common stock and there can be no assurance that a regular trading market for the common stock will develop or, if developed that it will be sustained. No assurance can be given that the common stock will be listed in the "Pink Sheets" or on the OTC Bulletin Board or that it will obtain a listing on the NASDAQ SmallCap Market. The Price of common stock offered in any public or private offering will be determined by the Company and will not bear any relationship to the Company's book value, assets, past operating results, or financial condition or to any other established criteria of value. The market price of the common stock will also be subject to significant fluctuations in response to such factors as, among others, variations in the affecting the economy generally, analyst reports, generals trends in the industry, and other political or socio-economic events or factors. anticipated or actual results of operations of the Company or other companies in a comparable business, changes in conditions affecting the economy generally, analyst reports, general trends in the industry, and other political or socio-economic events or factors.

Since the Company's common stock does not qualify for inclusion in the NASDAQ SmallCap Market, or maintain a price of $5.00 or more, it is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for a purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of stockholders to sell common stock in the secondary market.

ITEM 2. LEGAL PROCEEDINGS.

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

ITEM 3. CHANGES IN, AND DISAGREEMENTS WITH ACCOUNTANTS.

The Company has no changes in, or disagreements with its Accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

On May 1, 1997, the Company authorized and issued 2,450,000 shares of its common stock, par value $0.01, to the two (2) initial officers and directors of the company, and 550,000 shares of its common stock, par value $0.01 to 31 individuals in consideration for services rendered to the Company. All shareholders were known personally to the officers and directors. There were no solicitations made by the Issuer. The Company relied upon the Common Law Section 4(2) of the Securities Act of 1933.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful, as set forth in Article VIII section 8.1 of the Corporate Bylaws. See Exhibit (2).

                                    PART F/S

                            CARIBBEAN VENTURES, INC.

                              FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 30, 1998

                            CARIBBEAN VENTURES, INC.

                              FINANCIAL STATEMENTS
                      DECEMBER 31, 1998 AND APRIL 30, 1998

                                    CONTENTS

                                                                            PAGE
                                                                            ----

Independent Auditor's Report                                                  15

Balance Sheet                                                                 16

Statement of Income                                                           17

Statement of Changes in Stockholders' Equity                                  18

Statement of Cash Flows                                                       19

Notes to Financial Statements                                              20-21

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Caribbean Ventures, Inc.
Las Vegas, NV

We have audited the accompanying balance sheet of Caribbean Ventures, Inc., a corporation, as of December 31, 1998 and April 30, 1998 and the related statements of income, stockholders' equity, and cash flows for the eight months from May 1, 1998 through December 31, 1998 and the period April 28, 1997 (date of inception) through April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caribbean Ventures, Inc. as of December 31, 1998 and April 30, 1998 and its results of operations, and cash flows for the eight months from May 1, 1998 through December 31, 1998 and the period April 28, 1997 (date of inception) through April 30, 1998, in conformity with generally accepted accounting principles.

/s/ Craig C. Capirchio

Craig C. Capirchio
Certified Public Accountant

May 28, 1999
Fountain Hills, Arizona

                            CARIBBEAN VENTURES, INC.

                                  BALANCE SHEET
                   AS OF DECEMBER 31, 1998 AND APRIL 30, 1998


                                                         DECEMBER 31,  APRIL 30,
                                                            1998         1998
                                                          -------      -------
                                     Assets
Current Assets
   Cash                                                   $    --      $    --
                                                          -------      -------

        Total Current Assets                                   --           --

Other Assets
   Organization Expense (net of amortization)                 333          400
                                                          -------      -------

        Total Other Assets                                    333          400
                                                          -------      -------

        Total Assets                                      $   333      $   400
                                                          =======      =======


                      Liabilities and Stockholders' Equity

Current Liabilities                                       $     0      $     0
                                                          -------      -------

        Total Current Liabilities                         $     0      $     0
                                                          -------      -------

Stockholders' Equity
   Common Stock, authorized 25,000,000 shares,
     3,000,000 shares outstanding par value $.001           3,000        3,000
   Additional Paid In Capital                                  --           --
   Retained Earnings (Loss)                                (2,667)      (2,600)

        Total Stockholders' Equity                            333          400
                                                          -------      -------

        Total Liabilities and Stockholders' Equity        $   333      $   400
                                                          =======      =======

        The accompanying notes are an integral part of these statements.

                            CARIBBEAN VENTURES, INC.

                               STATEMENT OF INCOME
           FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1998 AND THE PERIOD
              APRIL 28, 1997 (DATE OF INCEPTION) TO APRIL 30, 1998


                                                MAY 1, 1998       APRIL 28, 1997
                                                  THROUGH            THROUGH
                                             DECEMBER 31, 1998    APRIL 30, 1998
                                             -----------------    --------------
Revenue                                                   0                  0

Expenses

    Outside Services                                                      2500
    Amortization Expense                                 67                100
                                                 ----------         ----------

        Total Expenses                                   67              2,600

Net Income before Taxes                                 (67)            (2,600)
                                                 ----------         ----------

Income Taxes                                              0                  0
                                                 ----------         ----------

Net Income after Taxes                                  (67)            (2,600)
                                                 ==========         ==========


Earnings (Loss) per Common Share                      (0.00)             (0.00)

Weighted Average Numbers of Shares
  Outstanding                                     3,000,000          3,000,000

        The accompanying notes are an integral part of these statements.

                            CARIBBEAN VENTURES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1998 AND THE PERIOD
              APRIL 28, 1997 (DATE OF INCEPTION) TO APRIL 30, 1998

                                    PAID IN
                                   PREFERRED     COMMON
                                     STOCK       STOCK      CAPITAL     RETAINED
                                     STOCK       AMOUNT      STOCK       AMOUNT   AMOUNT   EARNINGS     TOTAL
                                     -----       ------      -----       ------   ------   --------     -----
Balance Inception April 28, 1997            0         0            0          0       0          0         0

Stock Issuance May 1, 1997          3,000,000     3,000            0      3,000

Retained Earnings (Loss)               (2,600)   (2,600)
                                   ----------    ------    ---------      -----     ---     ------       ---
Balance April 30, 1998                      0         0    3,000,000      3,000       0     (2,600)      400

Retained Earnings (Loss)                  (67)      (67)
                                   ----------    ------    ---------      -----     ---     ------       ---
Balance December 31, 1998                   0         0    3,000,000      3,000       0     (2,667)      333
                                   ==========    ======    =========      =====     ===     ======       ===

        The accompanying notes are an integral part of these statements.

                            CARIBBEAN VENTURES, INC.

                             STATEMENT OF CASH FLOWS
           FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1998 AND THE PERIOD
              APRIL 28, 1997 (DATE OF INCEPTION) TO APRIL 30, 1998


                                                MAY 1, 1998       APRIL 28, 1997
                                                  THROUGH            THROUGH
                                              DECEMBER 31, 1998   APRIL 30, 1998
                                              -----------------   --------------
Net Income (Loss)                                     (67)            (2,600)

Adjustments to reconcile net income to net cash provided by operating activities:

Services Received for Stock Exchanged                                  2,500
Amortization Expense                                   67                100
                                                   ------             ------

Cash Provided by Operations                             0                  0
                                                   ------             ------

Cash Utilized for Investment
       Organization Costs                               0               (500)
                                                   ------             ------

                                                        0               (500)

Cash Provided by Financing Issuance of
  Capital Stock                                         0                500
                                                   ------             ------
                                                        0                500

Net Change in Cash                                      0                  0

Beginning Balance                                       0                  0

Ending Cash Balance                                     0                  0
                                                   ======             ======

See note H regarding non cash transactions.

        The accompanying notes are an integral part of these statements.

                            CARIBBEAN VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1998 AND APRIL 30, 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

       DESCRIPTION OF OPERATIONS - Caribbean Ventures, Inc. was incorporated in the State of Nevada on April 28, 1997 and is authorized to do business in the United States. The Company has had no revenue from operations during the period covered by this financial statement.

       METHOD OF ACCOUNTING - These financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Consequently, revenues are recognized when earned and expenses are recognized when the obligation is actually incurred.

       INCOME TAXES AND CASH FLOWS - The Company accounts for income taxes and the statement of cash flows in accordance with Financial Accounting Standards Board Statement No. 109 and No. 95.

NOTE B - CASH

       The Company has no bank accounts at this time.

NOTE C - ORGANIZATION COSTS

       The Company incurred organization costs in the amount of $500 in April 1997. These costs are being amortized on a straight-line basis over a five year period.

NOTE D - EARNINGS PER SHARE

       An earnings per share has been computed by dividing net income/(loss) by the weighted average number of common shares outstanding for the period. There are no items which are deemed to be common stock equivalents during the audit period.

NOTE E - COMMON STOCK

       The "Company" had 3,000,000 shares of common stock, par value $0.001, issued and outstanding as of April 30, 1998. The stock was issued for maintaining the entity and reviewing potential business opportunities.

       As of December 31, 1998, the "Company" had 3,000,000 shares of common stock, par value $0.001, issued and outstanding.

NOTE F - LEASE COMMITMENTS

         The Company currently has no commitments for leases or contingencies.

NOTE G - SUBSEQUENT EVENTS

         On July 1, 1998, the Board of Directors decided to change the name from Dom Caribe, Ltd., to Caribbean Ventures, Inc. The Board of Directors also decided to restate the Articles of Incorporation. The changes were adopted and approved by a majority vote of the shareholders necessary to constitute a quorum according to the Bylaws of the Corporation and filed with the Secretary of State of Nevada on July 17th, 1998, a copy of which is attached hereto.

NOTE H - STOCK BASED COMPENSATION

         On May 1, 1997 the company issued 3,000,000 shares of common stock to various individuals including the president and secretary/treasurer for services and organizations costs. In accordance with Statements on Financial Accounting Standards No. 123, this transaction has been accounted  for under  the  "fair  value"  method.  The net  result is a reduction in retained earnings in the amount of $2,500.00. The fair value of services rendered closely approximates the value of stock exchanged. Consequently, there has been no provision in these statements to account for the difference in fair value of the services rendered and the value of stock transferred.

                                    PART III

ITEM 1. INDEX TO EXHIBITS

         Exhibit 2.................    Charter & ByLaws

                                       Previously filed on February 19, 1999
                                       File No. 1-14849

                                       Ref:  Part I Item 8
                                             Part II Item 5

         Exhibit 3.................    Instruments defining the Rights of
                                       Security Holder

                                       None

         Exhibit 5.................    Voting Trust Agreements

                                       None

         Exhibit 6.................    Material Contracts

                                       None

         Exhibit 7.................    Material Foreign Patents

                                       None

         Exhibit 27................    Financial Data Schedule

                                       Filed Herewith